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                                                                     EXHIBIT 5.1

                        LAW OFFICES
        Nelson Mullins Riley & Scarborough, L.L.P.
        A REGISTERED LIMITED LIABILITY PARTNERSHIP

              NATIONSBANK CORPORATE CENTER               OTHER OFFICES:
                       SUITE 2600                       Atlanta, Georgia
                 100 NORTH TRYON STREET            Charleston, South Carolina
          CHARLOTTE, NORTH CAROLINA 28202-4000      Columbia, South Carolina
                TELEPHONE (704) 417-3000           Greenville, South Carolina
                FACSIMILE (704) 377-4814          Myrtle Beach, South Carolina

                     Www.nmrs.com




                                December 24, 1997



Digital Television Services, Inc.
DTS Capital, Inc.
880 Holcomb Bridge Road
Building C-200
Roswell, GA  30076

Ladies and Gentlemen:


         We have acted as counsel to Digital Television Services, Inc., a Delaware corporation (the "Company"), DTS Capital Inc., a Delaware corporation ("Capital" and, together with the Company, the ("Issuers"), and Digital Television Services of California, LLC, a Delaware limited liability company, Spacenet, Inc., a New Mexico corporation, and each of the following Georgia limited liability companies: DTS Management, LLC, Digital Television Services of Colorado, LLC, Digital Television Services of Georgia, LLC, Digital Television Services of Indiana, LLC, Digital Television Services of Kansas, LLC, Digital Television Services of Kentucky, LLC, Digital Television Services of New Mexico, LLC, Digital Television Services of New York I, LLC, Digital Television Services of South Carolina I, LLC and Digital Television Services of Vermont, LLC (collectively, the "Guarantors") in connection with the filing of a Registration Statement on Form S-4 (Registration No. 333-36217) with the Securities and Exchange Commission (the "Commission") on September 24, 1997 under the Securities Act of 1933, as amended (the "Act"), as amended by Amendment No. 1 filed with the Commission on November 19, 1997, Amendment No. 2 filed with the Commission on December 15, 1997, Amendment No. 3 filed with the Commission on December 23, 1997 and Amendment No. 4 filed with the Commission on December 24, 1997 (such Registration Statement, as so amended and as further amended or supplemented, is hereinafter referred to as the "Registration Statement"), relating to the proposed offer to exchange (the "Exchange Offer") up to $155 million principal amount of the Issuers' Series B 12 1/2% Senior Subordinated Notes due 2007 (the "Exchange Notes") for a like principal amount of the Issuers' issued and outstanding Series A 12 1/2% Senior Subordinated Notes due 2007 (the "Private Notes"). The obligations of the Issuers under the Exchange Notes will be guaranteed (the "Guaranties") by the Guarantors. The Exchange Notes and the Guaranties are to be issued pursuant to the Indenture dated as of July 30, 1997 among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee"), a copy of which has been filed as Exhibit 4.1 to the Registration Statement, as supplemented by the Supplemental Indenture dated as of October 10, 1997, a copy of which



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Digital Television Services, Inc.
DTS Capital, Inc.
December 24, 1997
Page 2



has been filed as Exhibit 4.6 to the Registration Statement (as so supplemented, the "Indenture").

         In this capacity, we have examined the form of certificate which will evidence the Exchange Notes and the Guaranties, executed originals of the Indenture and the Registration Rights Agreement dated as of July 30, 1997 among the Issuers, the Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation, CIBC Wood Gundy Securities Corp. and JP Morgan Securities Inc. and executed originals, or copies certified or otherwise identified to our satisfaction, of such instruments, agreements and other documents (including corporate records and other documents of the Issuers and the Guarantors and certificates of public officials), and we have investigated such questions of law, as we have considered necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination of such documents, we have assumed, without investigation, the genuineness of all signatures, the enforceability of the documents against each party thereto (other than the Issuers and the Guarantors), the legal capacity of all individuals who executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies. In expressing the opinions set forth below, we have relied as to factual matters on the representations, warranties and covenants of the Issuers and the Guarantors made in the Indenture and the Registration Rights Agreement


         Our opinions expressed below are limited to matters governed by
(i) federal statutes and regulations (including federal securities laws), except to the extent expressly excluded below, (ii) the laws of the States of New
York, North Carolina, South Carolina and Georgia, (iii) the General Corporation Law and Limited Liability Company Act of the State of Delaware and (iv) the Business Corporation Act of New Mexico. Without limiting the generality of the foregoing, we express no opinion herein concerning the Communications Act of 1934, as amended, or the rules and regulations thereunder or the interpretations thereof promulgated by the Federal Communications Commission and other federal statutes and regulations regarding antitrust and unfair competition, franchises, environment, patent, copyright, trademark and other intellectual property, racketeering, criminal (e.g. mail fraud and wire fraud), health and safety or labor or state securities or "Blue Sky" laws, state laws regarding communications activities or state antitrust or unfair competition laws and regulations.


         Our opinions expressed below are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv)



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Digital Television Services, Inc.
DTS Capital, Inc.
December 24, 1997
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possible unenforceability of provisions requiring indemnification for, or providing exculpation, release or exemption from liability for, action or inaction, to the extent such action or inaction involves negligence or willful misconduct or to the extent otherwise contrary to public policy, (v) the effect of course of dealing, course of performance, or the like, that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement, (vi) the possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative, (vii) the effect of laws related to attorney fees or (viii) the possible unenforceability of provisions purporting to waive certain rights of guarantors. In addition, principles of public policy may preclude the enforcement of provisions purporting to require any of the following: (i) indemnification for liabilities under securities laws, (ii) reimbursement of legal fees, (iii) the waiver of the right to a jury trial or (iv) that the prosecution of any action or the arbitration of any dispute be instituted or heard in any particular forum.

         Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes and the Guaranties have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Private Notes, the Exchange Notes will be validly issued obligations of the Issuers and the Guaranties will be validly issued obligations of the Guarantors.


         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company and the holders of the Exchange Notes in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity other than the Company and the holders of the Exchange Notes for any purpose without our prior written consent.


         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,


                                /s/ Nelson Mullins Riley & Scarborough, L.L.P.